                                                               (Execution Copy]


                                U.S. $420,000,000



                     AMENDED AND RESTATED CREDIT AGREEMENT,



                           dated as of August 5, 1999,


                                      among

                                   FRDK, INC.,

                                as the Borrower,



                           MOORE CORPORATION LIMITED,

                           as Parent and a Guarantor,



                       CERTAIN SUBSIDIARIES OF THE PARENT

                            as Subsidiary Guarantors,



                         CERTAIN FINANCIAL INSTITUTIONS,

                                 as the Lenders





                                       and





                            THE BANK OF NOVA SCOTIA,

                         as the Agent for the Lenders.

                               TABLE OF CONTENTS


 SECTION                                                                    PAGE

 ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

 1.1. Defined Terms ........................................................  1
 1.2. Use of Defined Terms ................................................. 14
 1.3. Cross-References ..................................................... 14
 1.4. Accounting and Financial Determinations .............................. 14
 1.5. Types and Classes of Loans ........................................... 14

 ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

 2.1. Commitments .......................................................... 14
 2.1.1. Commitment of Each Lender .......................................... 15
 2.1.2. Lenders Not Permitted or Required To Make Loans .................... 15
 2.2. Reduction of Commitment Amount ....................................... 15
 2.3. Borrowing Procedure .................................................. 15
 2.4. Continuation and Conversion Elections ................................ 15
 2.5. Funding .............................................................. 16
 2.6. Notes ................................................................ 16

 ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

 3.1. Repayments and Prepayments ........................................... 16
 3.2. Interest Provisions .................................................. 17
 3.2.1. Rates .............................................................. 17
 3.2.2. Post-Maturity Rate ................................................. 18
 3.2.3. Payment Dates ...................................................... 18
 3.2.4. Pro Rata Treatment ................................................. 18
 3.3. Fees ................................................................. 18
 3.3.1. Commitment Fee ..................................................... 18
 3.3.2. Other Fees ......................................................... 19

 ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

 4.1. LIBO Rate Lending Unlawful ........................................... 19
 4.2. Deposits Unavailable ................................................. 19
 4.3. Increased LIBO Rate Loan Costs, etc .................................. 19
 4.4. Funding Losses ....................................................... 19
 4.5. Increased Capital Costs .............................................. 20
 4.6. Taxes ................................................................ 20
 4.7. Payments, Computations, etc .......................................... 21

 SECTION                                                                    PAGE

  4.8. Sharing of Payments .................................................. 21
  4.9. Setoff ............................................................... 22
 4.10. Replacement of Lenders ............................................... 22

 ARTICLE V

                             CONDITIONS TO BORROWING

5.1.   Initial Borrowing .................................................... 22
5.1.1. Resolutions, etc ..................................................... 22
5.1.2. Delivery of Notes .................................................... 23
5.1.3. Opinions of Counsel .................................................. 23
5.1.4. Closing Fees, Expenses, etc .......................................... 23
5.1.5. Satisfactory Legal Form .............................................. 23
5.1.6. Repayment of Loans under Existing Credit Agreement ................... 23
5.2.   All Borrowings ....................................................... 23
5.2.1. Compliance with Warranties, No Default, etc .......................... 23
5.2.2. Borrowing Request .................................................... 23

 ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

  6.1. Organization, etc .................................................... 24
  6.2. Due Authorization, Non-Contravention, etc ............................ 24
  6.3. Government Approval, Regulation, etc ................................. 24
  6.4. Validity, etc ........................................................ 25
  6.5. Financial Information ................................................ 25
  6.6. No Material Adverse Change ........................................... 25
  6.7. Litigation, Labor Controversies, etc ................................. 25
  6.8. Ownership of Properties; Liens; Etc .................................. 25
  6.9. Taxes ................................................................ 25
 6.10. Pension and Welfare Plans ............................................ 25
 6.11. Environmental Warranties ............................................. 26
 6.12. Regulations U, T and X ............................................... 27
 6.13. Year 2000 Problem .................................................... 27
 6.14. Accuracy of Information .............................................. 27

 ARTICLE VII

                                    COVENANTS

  7.1. Affirmative Covenants ................................................ 27
7.1.1. Financial Information, Reports, Notices, etc ......................... 27
7.1.2. Compliance with Laws, etc ............................................ 28
7.1.3. Books and Records .................................................... 28
7.1.4. Environmental Covenant ............................................... 28
7.1.5. Use of Proceeds ...................................................... 29
  7.2. Negative Covenants ................................................... 29
7.2.l. Business Activities .................................................. 29
7.2.2. Indebtedness ......................................................... 29

 SECTION                                                                    PAGE

7.2.3.  Liens ............................................................... 29
7.2.4.  Contingent Obligations .............................................. 30
7.2.5.  Dissolution, etc .................................................... 30
7.2.6.  Transactions with Affiliates ........................................ 31
7.2.7.  Sale Leasebacks ..................................................... 31
7.2.8.  Asset Dispositions, etc ............................................. 31
7.2.9.  Financial Condition ................................................. 32
7.2.10. Guaranty by Subsidiary Guarantors ................................... 33

 ARTICLE VIII

                                EVENTS OF DEFAULT

  8.1.  Listing of Events of Default ........................................ 33
8.1.1.  Non-Payment of Obligations .......................................... 33
8.1.2.  Breach of Warranty .................................................. 33
8.1.3.  Non-Performance of Certain Covenants and Obligations ................ 33
8.1.4.  Non-Performance of Other Covenants and Obligations .................. 34
8.1.5.  Default on Other Indebtedness ....................................... 34
8.1.6.  Judgment ............................................................ 34
8.1.7.  Pension Plans ....................................................... 34
8.1.8.  Change in Control ................................................... 34
8.1.9.  Bankruptcy, Insolvency, etc ......................................... 34
  8.2.  Action if Bankruptcy ................................................ 35
  8.3.  Action if Other Event of Default .................................... 35

 ARTICLE IX

                                   THE AGENT

  9.1.  Actions ............................................................. 35
  9.2.  Funding Reliance, etc ............................................... 36
  9.3.  Exculpation ......................................................... 36
  9.4.  Successor ........................................................... 36
  9.5.  Loans by Scotiabank ................................................. 36
  9.6.  Credit Decisions .................................................... 36
  9.7.  Copies, etc ......................................................... 37

 ARTICLE X

                            MISCELLANEOUS PROVISIONS

 10.1.  Waivers, Amendments, etc ............................................ 37
 10.2.  Notices ............................................................. 38
 10.3.  Payment of Costs and Expenses ....................................... 38
 10.4.  Indemnification ..................................................... 38
 10.5.  Survival ............................................................ 39
 10.6.  Severability ........................................................ 39
 10.7.  Headings ............................................................ 39
 10.8.  Execution in Counterparts, Effectiveness, etc ....................... 39
 10.9.  Governing Law, Entire Agreement ..................................... 39

 SECTION                                                                    PAGE

  10.10. Successors and Assigns ............................................. 39
  10.11. Sale and Transfer of Loans and Notes; Participations in Loans
         and Notes .......................................................... 40
10.11.1. Assignments ........................................................ 40
10.11.2. Participations ..................................................... 41
  10.12. Other Transactions ................................................. 41
  10.13. Forum Selection and Consent to Jurisdiction ........................ 42
  10.14. Waiver of Jury Trial ............................................... 42

 ARTICLE XI

                               GUARANTY PROVISIONS

   11.1. Guaranty ........................................................... 43
   11.2. Acceleration of Guaranty ........................................... 43
   11.3. Guaranty Absolute, etc ............................................. 43
   11.4. Reinstatement, etc ................................................. 44
   11.5. Waiver,etc.......................................................... 44
   11.6. Postponement of Subrogation, etc ................................... 44
   11.7. Judgment ........................................................... 44
   11.8. Rights of Contribution ............................................. 45


 SCHEDULE I        -         Disclosure Schedule

 EXHIBIT A         -         Form of Note
 EXHIBIT B         -         Form of Borrowing Request
 EXHIBIT C         -         Form of Continuation/Conversion Notice
 EXHIBIT D         -         Form of Lender Assignment Agreement
 EXHIBIT E         -         Form of Opinion of New York Counsel to the Obligors
 EXHIBIT F         -         Form of Opinion of Canadian Counsel to the Obligors
 EXHIBIT G         -         Form of Compliance Certificate

                      AMENDED AND RESTATED CREDIT AGREEMENT


          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 5, 1999, among FRDK, INC., a New York corporation (the "Borrower"), MOORE CORPORATION LIMITED, an Ontario corporation (the "Parent"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), as agent (the "Agent") for the Lenders.

                                   WITNESSETH:

          WHEREAS, the Borrower, the Parent and certain lenders and Scotiabank, as Agent, have heretofore entered into a certain Credit Agreement, dated as of August 10, 1995 (as amended to the date hereof and prior to the amendment and restatement in this Agreement, the "Existing Credit Agreement"); and

          WHEREAS, the Borrower, the Guarantor and the Lenders now desire to amend and restate the Existing Credit Agreement, as hereinafter provided; and

          WHEREAS, the various financial institutions on the signature pages hereto desire to be party to this Agreement as lenders; and

          WHEREAS, the Borrower is a wholly-owned Subsidiary of the Parent; and

          WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $420,000,000, will be made to the Borrower from time to time prior to the Commitment Termination Date; and

          WHEREAS, the Parent desires to unconditionally guarantee the obligations of the Borrower hereunder; and

          WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower, and

          WHEREAS, the proceeds of such Loans will be used for general corporate purposes of the Parent, the Borrower and their direct and indirect Subsidiaries (including the acquisition of other businesses, subject to Section 7.2.1 and the repayment of Indebtedness);

          NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

          "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                    (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                    (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
 Section 9.4.

          "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

          "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                    (a) the rate of interest most recently established by Scotiabank at its Domestic Office as its base rate for Dollar loans; and

                    (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

 The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

          "Applicable Commitment Fee" means

                    (a) at all times prior to the date on which the Parent is required to (or actually shall) have delivered a Compliance Certificate pursuant to clause (a) or (d) of Section 7.1.1 in respect of its financial statements for the Fiscal Quarter ending September 30, 1999, the respective percentage per annum in "Category B" in the table below; and

                    (b) at all times thereafter, the per annum fee set forth below under the caption "Applicable Commitment Fee" and opposite the range for the Leverage Ratio which includes the Ratio set forth in the Current Compliance Certificate;

provided, that if the Parent shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (a) or (d) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Parent delivers to the Agent a Compliance Certificate shall conclusively equal the respective percentage per annum in "Category E" in the table below.

--------------------------------------------------------------------------------
CATEGORY     LEVERAGE                             APPLICABLE COMMITMENT FEE
             RATIO                        --------------------------------------
                                          364-DAY LOANS         THREE-YEAR LOANS
--------------------------------------------------------------------------------
A     (less than or equal to)0.30:1            0.200%                 0.500%
--------------------------------------------------------------------------------
B     (greater than)0.30:1 and                 0.225%                 0.525%
      (less than or equal to)0.35:1
--------------------------------------------------------------------------------
C     (greater than)0.35:1 and                 0.250%                 0.550%
      (less than or equal to)0.40:1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
D     (greater than)0.40:1 and                 0.250%                 0.600%
      (less than or equal to)0.45:1
--------------------------------------------------------------------------------
E     (greater than)0.45:1                     0.250%                 0.600%
--------------------------------------------------------------------------------

          "Applicable Margin" means

                    (a) at all times prior to the date on which the Parent is required to (or actually shall) have delivered a Compliance Certificate pursuant to clause (a) or (d) of Section 7.1.7 in respect of its financial statements for the Fiscal Quarter ending September 30, 1999, relative to the unpaid principal amount of each Loan maintained as a Base Rate Loan or a LIBO Rate Loan, the respective percentage per annum in "Category B" in the table below, and

                    (b) at all times thereafter, relative to the unpaid principal amount of each Loan maintained as (x) a Base Rate Loan, the rate per annum set forth below under the caption "Applicable Margin -- Base Rate Loans" and (y) a LIBO Rate Loan, the rate per annum set forth below under the caption "Applicable Margin -- LIBO Rate Loans", and, in each case, opposite the range for (i) the Leverage Ratio which includes the Leverage Ratio set forth in the Current Compliance Certificate and (ii) the ratio of the used portion of the Total Commitment Amount over the Total Commitment Amount (shown as a percentage) at such time, provided, that if the Parent shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (a) or (d) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Parent delivers to the Agent a Compliance Certificate shall conclusively equal the respective percentage per annum in "Category E" in the table below.

---------------------------------------------------------------------------------------------------------------------------------
CATEGORY       LEVERAGE                                                                                   APPLICABLE MARGIN
               RATIO              UTILIZATION                                                       -----------------------------
                                                                                                    LIBO RATE           BASE RATE
                                                                                                      LOANS               LOANS
------------------------------------------------------------------------------------------------------------------------------------
A   (less than or equal to)0.30:1  (less than)33% utilization                                                      1.125%     0.125%
                                   (greater than or equal to)33% utilization and (less than)66 2/3% utilization     1.25%      0.25%
                                   (less than or equal to)66 2/3% utilization                                      1.375%     0.375%
------------------------------------------------------------------------------------------------------------------------------------
B   (greater than)0.30:1           (less than)33% utilization                                                       1.25%      0.25%
    and                            (greater than or equal to)33% utilization and (less than)66 2/3% utilization    1.375%     0.375%
    (less than or equal to)0.35:1  (greater than or equal to)66 2/3% utilization                                    1.50%      0.50%
------------------------------------------------------------------------------------------------------------------------------------
C   (greater than)0.35:1           (less than)33% utilization                                                      1.375%     0.375%
    and                            (greater than or equal to)33% utilization arid (less than)66 2/3% utilization    1.50%      0.50%
    (less than or equal to)0.40:1  (greater than or equal to)66 2/3% utilization                                   1.625%     0.625%
------------------------------------------------------------------------------------------------------------------------------------
D   (greater than)0.40:1           (less than)33% utilization                                                       1.50%      0.50%
    and                            (greater than or equal to)33% utilization and (less than)66 2/3% utilization    1.625%     0.625%
    (less than or equal to)0.45:1  (greater than or equal to)66 2/3% utilization                                    1.75%      0.75%
------------------------------------------------------------------------------------------------------------------------------------
E   (greater than)0.45:1           (less than)33% utilization                                                      1.625%     0.625%
                                   (greater than or equal to)33% utilization and (less than)66 2/3% utilization     1.75%      0.75%
                                   (greater than or equal to)66 2/3% utilization                                   1.875%     0.875%
------------------------------------------------------------------------------------------------------------------------------------

          "Assignee Lender" is defined in Section 10.11.1.

          "Authorized Officer" means, relative to each Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

          "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

          "Borrower" is defined in the preamble.

          "Borrowing" means the Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
 Section 2.1.

          "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

          "Business Day" means

                    (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, Toronto, Canada, Chicago, Illinois or Atlanta, Georgia; and

                   (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

          "Capital Stock" means, relative to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including partnership interests and other indicia of ownership of such Person and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or any claims of any character with respect thereto.

          "Capitalized Lease Liabilities" means all monetary obligations of the Parent or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

          "Change in Control" means

          (a) the acquisition by any Person, or two or more Persons acting in concert, of

                         (x) beneficial ownership (within the meaning of
                Rules 13d-3 and 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of, or

                         (y) the right to acquire (whether such right is
                exercisable immediately, after the passage of time, upon the happening of an event or otherwise, but excluding any such right that is subject to the consent of the Required Lenders hereunder)

          30% or more of the outstanding shares of the stock of the Parent having the power to vote for the election of directors of the Parent, on a fully diluted basis; or

          (b) the failure of the Parent to own, beneficially, directly or indirectly at least 100% of the issued and outstanding capital stock of the Borrower and MNAI.

          "Class" shall have the meaning assigned to such term in Section 1.5.

          "Code" means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.

          "Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.1.

          "Commitment Termination Date" means (a) with respect to the 364-day Loans, the 364-day Facility Commitment Termination Date and (b) with respect to the Three-year Loans, the Three-year Facility Commitment Termination Date.

          "Commitment Termination Event" means

                    (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to any Obligor; or

                    (b) the occurrence and continuance of any other Event of Default and either

                            (i) the declaration of the Loans to be due and
                    payable pursuant to Section 8.3, or

                            (ii) in the absence of such declaration, the giving
                    of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

          "Compliance Certificate" means a certificate duly completed and executed by the chief financial Authorized Officer of the Parent, substantially in the form of Exhibit G hereto and including as attachments thereto (in detail and with appropriate calculations and computations reasonably satisfactory to the Agent), calculations of the financial tests set forth in Section 7.2.9.

          "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent OR otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability at any time shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby at such time.

          "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

          "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

          "Current Compliance Certificate" means the Compliance Certificate most recently delivered by the Parent to the Agent pursuant to clause (a) or (d) of
Section 7.1.1. Changes in the Applicable Commitment Fee or Applicable

Margin resulting from a change in the Leverage Ratio shall become effective upon delivery by the Parent to the Agent of a new Compliance Certificate pursuant to clause (a) or (d) of Section 7.1.1.

        "Debt" means the outstanding amount of all Indebtedness of the Parent and its Subsidiaries of the type referred to in clauses (a), (b) and (c) of the definition of "Indebtedness", determined on a consolidated basis for the Parent and its Subsidiaries.

          "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

          "Disclosure Schedule" means the Disclosure Schedule attached hereto as
 Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent arid the Required Lenders.

          "Disposition" means the sale, transfer, contribution, conveyance, issuance or other disposition of any property, business or assets by the Parent or any of its Subsidiaries (including receivables or Capital Stock of or owned by the Parent or such Subsidiary, and in all cases whether now owned or hereafter acquired) but excluding, however, (x) sales, conveyances or other dispositions of Capital Stock of the Parent and sales, conveyances or other dispositions of Capital Stock of the Borrower to the Parent and the Parent's wholly-owned Subsidiaries and (y) sales, conveyances or other dispositions in accordance with clauses (a) to (f) of Section 7.2.8.

          "Dollar" and the sign "$" mean lawful money of the United States.

          "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

          "EBITDA" means, at the close of any Fiscal Quarter, the sum (without duplication), computed for the period consisting of such Fiscal Quarter and the three immediately prior Fiscal Quarters, of

                   (a) Net Income for such period,

          plus

                   (b) the sum of the following items for the Parent and its Subsidiaries for such period, to the extent deducted or excluded in determining Net Income for such period:

                         (i) Interest Expense, plus

                         (ii) income tax expense, plus

                         (iii) depreciation, plus

                         (iv) amortization (including amortization of deferred
                   financing fees), plus

                         (v) the $615,000,000 pre-tax restructuring charge
                   relating to the restructuring program announced in July 1998 by the Parent.

          "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

          "Environmental Laws" means all applicable federal, state, provincial or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Event of Default" is defined in Section 8.1.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                    (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                    (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the confidential letter, dated July 2, 1999, between the Parent, the Borrower and Scotiabank.

          "Fiscal Quarter" means any quarter of a Fiscal Year.

          "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1999 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

          "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "GAAP" is defined in Section 1.4.

          "Granting Lender" is defined in Section 10.11.1.

          "Guarantor" means the Parent and any Subsidiary Guarantor.

          "Hazardous Material" means

                    (a) any "hazardous substance", as defined by CERCLA;

                    (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

                    (c) any petroleum product; or

                    (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state, provincial or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

          "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

          "herein", "hereof', "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

          "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Parent, any qualification or exception to such opinion or certification

                    (a) which is of a "going concern" or similar nature;

                    (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                    (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Parent to be in default of any of its obligations under Section 7.2.2 or Section 7.2.9.

          "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

          "Indebtedness" of any Person means, without duplication:

                    (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                    (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                    (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                    (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                    (e) net amounts owing by such Person under all Hedging Obligations (after giving effect to amounts owed to such Person under such Hedging Obligations which it is permitted to set off against amounts payable by it thereunder or any defense to payment it may have, including as a result of a default by a counterparty);

                    (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                    (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

 For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or Joint Venture in which such Person is a general partncr or a joint venturer which has liability as a general partner, unless, in any such case, no holder of such Indebtedness has any recourse to such Person in respect thereof.

          "Indemnified Liabilities" is defined in Section 10.4.

          "Indemnified Parties" is defined in Section 10.4.

          "Interest Coverage Ratio" means, at the close of any Fiscal Quarter, the ratio, computed for the period consisting of such Fiscal Quarter and the three immediately prior Fiscal Quarters of,

                    (a) EBITDA for such period

          to

                    (b) Interest Expense for such period.

          "Interest Expense" means, for any Fiscal Quarter, the aggregate consolidated interest expense (net of interest income) of the Parent and its Subsidiaries for such Fiscal Quarter (excluding, however, any non-cash charges included in interest expense in accordance with GAAP, including, without limitation, restructuring and realignment charges), after giving effect to all payments made and received in respect of Hedging Obligations, all as determined in accordance with GAAP.

          "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or
 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                    (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

                    (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                    (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day Next preceding such numerically corresponding day); and

                    (d) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

          "Joint Venture" means any Person of which 50% or less of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors (or similar governing body) of such Person (irrespective of whether at the time equity interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Parent or any of its Subsidiaries.

           "knowledge" means, in the context of a Borrowing other than the initial Borrowing, with respect to the Parent or the Borrower, the actual knowledge of the (a) the Chairman of the Parent, (b) the President or Chief Executive Officer of the Parent, (c) the Chief Financial Officer of the Parent or (d) the General Counsel of the Parent.

          "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit D hereto.

          "Lenders" is defined in the preamble.

          "Leverage Ratio" means, as of any date of determination, the ratio of

                    (a) Debt

          to

                    (b) Total Capitalization.

          "LIBO Rate" is defined in Section 3.2.1.

          "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

          "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

          "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder, provided that any such designation shall not increase any amount payable pursuant to Section 4.5 or 4.6 hereof.

          "LIBOR Reserve Percentage" is defined in Section 3.2.1.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

          "Loan" is defined in Section 2.1.1(b).

          "Loan Document" means this Agreement, the Notes, the Fee Letter, each Borrowing Request and each Continuation/Conversion Notice.

          "Material Adverse Effect" means any material adverse effect on (i) the financial condition or operations of the Parent and its Subsidiaries (taken as a whole) or (ii) the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

          "MNAI" means Moore North America Inc., a Delaware corporation.

          "Net Disposition Proceeds" means, relative to any Disposition by the Parent or any of its Subsidiaries, cash proceeds, if any, as and when received by such Person, net of

                    (a) the costs and expenses relating to such Disposition;

                    (b) the amount of all taxes paid or reasonably estimated to be payable by the Parent or such Subsidiary in connection therewith, but Net Disposition Proceeds shall include the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes;

                    (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition; and

                    (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (b)) associated with the assets sold, disposed of by the Parent or any Subsidiary (provided, however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

          "Net Income" means, for any period, net income of the Parent and its Subsidiaries for such period on a consolidated basis in accordance with GAAP.

          "Net Worth" means the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Parent and its consolidated Subsidiaries as determined in accordance with GAAP.

          "Note" means a 364-day Note or a Three-year Note.

          "Obligations" means all obligations (monetary or otherwise) of the Borrower and the Guarantors arising under or in connection with this Agreement and each other Loan Document.

          "Obligors" means the Borrower and the Guarantors.

          "Organic Document" means, relative to each Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

          "Parent" is defined in the preamble.

          "Participant" is defined in Section 10.11.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and which is sponsored by the Parent or any corporation, trade or business that is, along with the Parent, a member of a Controlled Group.

          "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

          "Permitted Liens" means any Lien permitted under Section 7.2.3(a) through (n) inclusive.

          "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Plan" means any Pension Plan or Welfare Plan.

          "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

          "Release" means a "release", as such term is defined in CERCLA.

          "Relevant Indebtedness" is defined in Section 8.1.5.

          "Relevant Person" means (a) each Guarantor, (b) the Borrower, (c) each Significant Subsidiary and (d) each other Subsidiary of the Parent that, if an Event of Default of the type described in Section 8.1.9 occurred with respect to such other Subsidiary, it would reasonably be expected to have a Material Adverse Effect.

          "Replacement Notice" is defined in Section 4.10.

          "Required Lenders" means, at any time, Lenders holding at least 66-2/3% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

          "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

          "Sale Leaseback" means an arrangement pursuant to which MNAI or any of its Subsidiaries sells or otherwise transfers any of its property or assets, whether now owned or hereafter acquired, and thereafter rents or leases such property or assets or similar property or assets for substantially the same use or uses as the property or assets sold or transferred.

          "Scotiabank" is defined in the preamble.

          "Securitization" means any financing (other than Capitalized Lease Liabilities or a Sale Leaseback) in which (a) one or more assets are sold, leased, assigned or otherwise transferred (in one or a series of related transactions) in exchange for one or more monetary payments, and (2) recourse is limited primarily to the assets sold, leased, assigned or otherwise transferred (and to indemnities, repurchase obligations or other credit enhancements customary in structured financings).

          "Securitization Subsidiary" means any bankruptcy-remote Subsidiary created or acquired by the Parent or any of its Subsidiaries for the purpose of securitizing or otherwise pledging or borrowing against receivables or other assets.

          "Significant Subsidiary" means each Subsidiary of the Parent that

                   (a) accounted for at least 10% of consolidated revenues of the Parent and its Subsidiaries, in each case for the Fiscal Year of the Parent immediately preceding the date as of which any such determination is made (or, if such Subsidiary was not a Subsidiary of the Parent during any portion of such Fiscal Year, would have accounted for at least 10% of consolidated revenues of the Parent and its Subsidiaries if it had been a Subsidiary of the Parent during all of such Fiscal Year) and as reflected on the financial statements of the Parent for such period; or

                   (b) has assets which represent at least 10% of the consolidated assets of the Parent and its Subsidiaries as of the last day of the Fiscal Year immediately preceding the date as of which any such determination is made (or, if such Subsidiary was not a Subsidiary of the Parent as of the last day of such Fiscal Year, would have had assets which represented at least 10% of the consolidated assets of the Parent and its Subsidiaries if it had been a Subsidiary of the Parent as of the last day of such Fiscal Year) and as reflected on the financial statements of the Parent as of such date.

          "SPC" is defined in Section 10.11.1.

          "Stated Maturity Date" means (a) with respect to the 364-day Loans, August 3, 2000 and (b) with respect to the Three-year Loans, the third anniversary of the Effective Date.

          "Subject Lender" is defined in Section 4.10.

          "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

          "Subsidiary Guarantor" means, each Significant Subsidiary party hereto as a guarantor pursuant to Section 7.2.10.

          "Taxes" is defined in Section 4.6.

          "364-day Facility Commitment Amount" means $252,000,000, as that amount may be reduced from time to time pursuant to Section 2.2.

          "364-day Facility Commitment Termination Date" means the earliest of

                    (a) the Stated Maturity Date with respect to the 364-day Loans;

                    (b) the date on which the 364-day Facility Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                    (c) the date on which any Commitment Termination Event occurs.

 Upon the occurrence of any event described in clause (b) or (c) the Commitments to make 364-day Loans shall terminate automatically and without further action.

          "364-day Loan" is defined in Section 2.1-1(a).

          "364-Day Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding 364-day Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Three-year Facility Commitment Amount" means $168,000,000, as that amount may be reduced from time to time pursuant to Section 2.2.

          "Three-year Facility Commitment Termination Date" means the earliest of

                    (a) the Stated Maturity Date with respect to the Three-year Loans;

                    (b) the date on which the Three-year Facility Commitment Amount is terminated in FULL OR reduced to zero pursuant to Section 2.2; and

                    (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments to make Three-year Loans shall terminate automatically and without further action.

          "Three-year Loan" is defined in Section 2.1.1(b).

          "Three-year Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Three-year Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

          "Total Capitalization" shall mean, on any date of determination, the sum of (i) Debt of the Parent and its Subsidiaries on a consolidated basis and
 (ii) the amount, determined on a consolidated basis, in the capital stock account plus (or minus in the case of a deficit) the additional paid-in capital and retained earnings of the Parent and its Subsidiaries, and in any event, net of the value of treasury stock in such capital stock account.

          "Total Commitment Amount" means, on any date, $420,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

          "Type" shall have the meaning assigned to such term in Section 1.5.

          "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

          "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

          "Year 2000 Problem" means, relative to any Person, any significant risk that computer hardware, software or equipment containing embedded microchips used in its businesses or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

          SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

          SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.9) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in Canada, provided that for purposes of Section 7.2.9 and for purposes of any certificate related to determining compliance with such Section delivered pursuant to
 Section 7.1.1(a) or (d), such accounting principles will be conformed to such generally accepted accounting principles in Canada as in effect on December 31, 1998 ("GAAP").

          SECTION 1.5. Types and Classes of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a 364-day Loan or a Three-year Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a LIBO Rate Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

           SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

           SECTION 2.1.1. Commitment of Each Lender. From time to time on any Business Day occurring (a) prior to the 364-day Facility Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any Type, its "364-day Loans") to the Borrower equal to such Lender's Percentage of the 364-day Facility Commitment Amount to be made on such day; and (b) prior to the Three-year Facility Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any Type, its "Three-Year Loans", and collectively with the 364-day Loans, the "Loans") to the Borrower equal to such Lender's Percentage the Three-year Facility Commitment Amount to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

          SECTION 2.1.2. Lenders Not Permitted or Required To Make Loans. No Lender shall be permitted or required to make any Loan of any Class if, after giving effect thereto, the aggregate outstanding principal amount of all Loans of such Class

                    (a) of all Lenders would exceed the 364-day Facility Commitment Amount or the Three-year Facility Commitment Amount, as applicable, or

                    (b) of such Lender would exceed such Lender's Percentage of the 364-day Facility Commitment Amount or the Three-year Facility Commitment Amount, as applicable.

          SECTION 2.2. Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the 364-day Facility Commitment Amount or the Three-year Facility Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of the 364-day Facility Commitment Amount or the Three-year Facility Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

          SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (in the case of Base Rate Loans) and three (in the case of LIBO Rate Loans) nor more than ten (in the case of all Loans) Business Days' notice, that a Borrowing be made in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Commitments. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type and Class of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request (and, if such an account is maintained at a bank located in the United States, the Agent will make such funds available by no later than 2:00 p.m. (New York city time) on the day so received). No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

          SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than ten Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender (including for purposes of Sections 4.3 through 4.6, inclusive), and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility. In addition, each of the Guarantors and the Borrower hereby consent and agree that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

          SECTION 2.6. Notes. Each Lender's Loans of any Class under its Commitment for such Class shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the 364-day Facility Commitment Amount or Three-year Facility Commitment Amount, as applicable. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any of the Obligors.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

          SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date for such Loan. Prior thereto, the Borrower

                    (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                             (i) any such prepayment shall be made pro rata
                   among Loans of the same Type (such Type to be specified by the Borrower) of the Class or Classes of Loans being prepaid and, if applicable, having the same Interest Period (such Interest Period or Interest Periods to be specified by the Borrower) of all Lenders;

                             (ii) any such prepayment shall be made among the
                    Class of Loans to be specified by the Borrower, for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them;

                             (iii) all such voluntary prepayments shall require
                    at least three (or, in the case of Base Rate Loans, two) but no more than ten Business Days' prior written notice to the Agent; and

                             (iv) all such voluntary partial prepayments shall
                    be in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000;

                    (b) shall, (i) on each date when any reduction in the 364-day Facility Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all 364-day Loans, equal to the excess, if any, of the aggregate outstanding principal amount of all 364-day Loans over the 364-day Facility Commitment Amount as so reduced, and (ii) on each date when any reduction in the Three-year Facility Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all Three-year Loans, equal to the excess, if any, of the aggregate outstanding principal amount of all Three-year Loans over the Three-year Facility Commitment Amount as so reduced;

                   (c) shall, concurrently with the receipt by the Parent or any of its Subsidiaries of any Net Disposition Proceeds (excluding, however any Net Disposition Proceeds received pursuant to a Securitization) in connection with a sale, transfer, contribution or conveyance (excluding the first $150,000,000 of such Net Disposition Proceeds received after the date hereof), deliver to the Agent a notice including a calculation of the amount of such Net Disposition Proceeds and the Three-year Facility Commitment Amount (or if the Three-year Facility Commitment Amount is zero, the 364-day Facility Commitment Amount) shall automatically be reduced in an amount equal to 50% of such Net Disposition Proceeds;

                    (d) shall, concurrently with the receipt by the Parent or any of its Subsidiaries of any Net Disposition Proceeds in connection with a sale, transfer, lease, contribution or conveyance pursuant to a Securitization (excluding up to $50,000,000 of such Net Disposition Proceeds received after the date hereof), deliver to the Agent a notice including a calculation of the amount of such Net Disposition Proceeds and the Three-year Facility Commitment Amount (or if the Three-year Facility Commitment Amount is zero, the 364-day Facility Commitment Amount) shall automatically be reduced in an amount equal to 100% of such Net Disposition Proceeds;

                    (e) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3., repay all Loans, unless, pursuant to Section 8.3. only a portion of all Loans is so accelerated, in which case the portion of the Loans so accelerated shall be repaid.

 Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the 364-day Facility Commitment Amount or the Three-year Facility Commitment Amount.

          SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

          SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                   (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                    (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

          The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

             LIBO Rate        =         LIBO Rate
          (Reserve Adjusted)      -------------------------
                                    1.00 - LIBOR Reserve Percentage

          The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Scotiabank, two Business Days before the first day of such Interest Period.

           "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum for Dollar deposits (for delivery on the first day of such Interest Period) which appear on the display designated "L1'BO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on such system for the purpose of displaying

London interbank offered rates for Dollar deposits) as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period.

          "LIBOR Reserve Percentage" means, relative to any interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the average maximum aggregate reserve requirements of the Lenders (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

          All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

          SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.

          SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                    (a) on the Stated Maturity Date therefor,

                    (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, but only on the amount so prepaid;

                    (c) with respect to Base Rate Loans, on each Quarterly Payment Date;

                    (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such interest Period shall exceed three months, on the three-month anniversary of the first day of such Interest Period);

                    (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c) on the date of such conversion; and

                    (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

          SECTION 3.2.4. Pro Rata Treatment. Each payment of interest on any Class of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

          SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V commencing on the Effective Date and continuing to but excluding the applicable

 Commitment Termination Date, a commitment fee at the rate of the Applicable Commitment Fee per annum on such Lender's Percentage of the sum of the average daily unused portion of the Total Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

          SECTION 3.3.2. Other Fees. The Borrower agrees to pay to Scotiabank for its own account the fees set forth in the Fee Letter.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

          SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall reasonably determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

          SECTION 4.2. Deposits Unavailable. If the Agent shall have determined that

                    (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Required Lenders in the London interbank market; or

                    (b) by reason of circumstances affecting the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender is respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans, resulting from any change after the date hereof in United States federal, state or foreign laws or regulations or the adoption or making after the date hereof of any interpretations, directives or requirements applying to a class of commercial banks that includes such Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          SECTION 4.4. Funding Losses. In the event any Leader shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate
 Loan) as a result of

                   (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                   (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor as a result of any action taken or not taken by any Obligor, or

                   (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor as a result of any action taken or not taken by any Obligor, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within ten days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, in each case after the date hereof, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall, within five days of its receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it reasonably shall deem applicable.

          SECTION 4.6. Taxes.

                   (a) All payments by either of the Obligors of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding United States withholding taxes, franchise taxes and taxes imposed on or measured by any Lender's or the Agent's income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by either of the Obligors hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Obligor will

                            (i) pay directly to the relevant authority the full
                    amount required to be so withheld or deducted;

                            (ii) promptly forward to the Agent an official
                   receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and

                            (iii) pay to the Agent for the account of the
                   Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

          Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and such Obligor will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

                   (b) If either of the Obligors fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Obligor shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Obligor that made the relevant payment to the Agent

                   (c) On or prior to the making of the first Loan hereunder, and thereafter upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Form W-8BEN (or, if delivered on or before December 31, 1999, Internal Revenue Service Form 1001) or United States Internal Revenue Service Form W-8ECI (or, if delivered on or before December 31, 1999, Internal Revenue Service Form 4224) or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

          SECT10N 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be transmitted by the Borrower to the Agent, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

          SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                    (a) the amount of such selling Lender's required repayment to the purchasing Lender, to

                    (b) the total amount so recovered from the purchasing
          Lender)
 of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Obligors agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Obligor in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

          SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default, have the right to set off against and apply to the payment of the Obligations then due and payable to it any and all balances, credits, deposits, accounts or moneys of such Obligor then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 and any applicable laws. Each Lender agrees promptly to notify the Obligors and the Agent after any such setoff and application made by such Lender, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

          SECTION 4.10. Replacement of Lenders. Each Lender hereby severally agrees that if such Lender (a "Subject Lender") either (i) gives a notice pursuant to Section 4.1 or (ii) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, the Borrower may, within 90 days of receipt by the Borrower of such notice or demand (or the occurrence of such other event causing the Borrower to be required to pay such compensation) give notice (a "Replacement Notice") in writing to the Agent and such Lender of its intention to replace such Lender with a commercial lending institution designated in such Replacement Notice. If the Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated commercial lending institution is satisfactory to the Agent, then such Lender shall, so long as no Default shall have occurred and be continuing, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such designated commercial lending institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Lender and such designated commercial lending institution and (ii) the purchase price paid by such designated commercial lending institution shall be in the amount of such Lender's Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Section 4.3, 4.5 or 4.6, as the case may be), owing to the Subject Lender hereunder. Upon the effective date of such Assignment, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated commercial lending institution and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                    ARTICLE V

                             CONDITIONS TO BORROWING

           SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

          SECTION 5.1.1. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                    (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it; and

                   (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it,

 upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

          SECTION 5.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, its 364-day Note and its Three-year Note duly executed and delivered by the Borrower.

          SECTION 5.1.3. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from

                   (a) Chadbourne & Parke LLP, New York counsel to the Obligors, substantially in the form of Exhibit E hereto; and

                   (b) Tory Tory DesLauriers & Binnington, Ontario counsel to the Obligors, substantially in the form of Exhibit F hereto.

          SECTION 5.1.4. Closing Fees, Expenses. etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

          SECTION 5.1.5. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of each Obligor shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

          SECTION 5.1.6. Repayment of Loans under Existing Credit Agreement. The Borrower shall have paid in full all principal of loans outstanding under the Existing Credit Agreement, together with all accrued but unpaid interest thereon and all other amounts then due and payable to the lenders under the Existing Credit Agreement.

          SECTION 5.2. All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

        SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any Relevant Indebtedness referred to in Section 8.1.5, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

                   (a) the representations and warranties set forth in Article VI shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                   (b) no Default shall have then occurred and be continuing.

          SECTION 5.2.2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Obligors that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in
 Section 5.2.1 are true and correct.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, each of the Guarantors and the Borrower represents and warrants to the Agent and each Lender as set forth in this
 Article VI.

          SECTION 6.1. Organization. etc. Each of the Guarantors and the Borrower and each of the Significant Subsidiaries

                    (a) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where any such failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (and, provided, that any dissolution, liquidation, amalgamation, consolidation or merger of any Significant Subsidiary shall not, in and of itself, be a misrepresentation under this Section 6.1(a)), and

                    (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and (ii) except where the failure to hold such licenses, permits and other approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

 On the date hereof, for the purposes of the Business Corporations Act (Ontario), the Borrower is a Subsidiary of the Parent.

          SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Guarantors and the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within each Guarantor's and the Borrower's corporate powers, as applicable, have been duly authorized by all necessary corporate action, and do not

                    (a) contravene any Guarantor's or the Borrower's Organic Documents;

                    (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting any Guarantor or the Borrower that is, in each such case, material or the contravention of which could materially adversely affect the Lenders; or

                    (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any of the Guarantors' or the Borrower's properties.

          SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Guarantors or the Borrower of this Agreement, the Notes or any other Loan Document, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect. None of the Guarantors, the Borrower nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Guarantors and the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Guarantors and the Borrower, as the case may be, enforceable against each of the Guarantors and the Borrower, as the case may be, in accordance with their respective terms, except as enforceability may be limited by any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally.

          SECTION 6.5. Financial Information. The consolidated balance sheet of the Parent and each of its Subsidiaries as at December 31, 1998, and the related consolidated statements of earnings and cash flows of the Parent and each of its Subsidiaries, copies of which have been furnished to the Agent, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Parent and its Subsidiaries covered thereby as at the dates thereof and the results of their operations for the periods then ended, in accordance with GAAP.

          SECTION 6.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.5 to and including the date of the initial Borrowing, there has been no material adverse change in the prospects of the Parent and its Subsidiaries taken as a whole. Since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations or properties of the Parent and its Subsidiaries taken as a whole.

         SECTION 6.7. Litigation, Labor Controversies. etc. There is no pending or, to the knowledge of the Parent and the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Parent, the Borrower or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8. Ownership of Properties; Liens; Etc.

          (a) The Parent and each of its Subsidiaries has valid title to or rights to use all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except Permitted Liens, except where the failure to have such title or right would not reasonably be expected to have a Material Adverse Effect.

          (b) Item 6.8 ("Existing Liens") of the Disclosure Schedule is a complete and current list, as of the date hereof, of each Lien securing Indebtedness of any Person in an aggregate principal amount in excess of $5,000,000 and covering any property or assets of the Parent or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien, and the property or assets covered by each such Lien is correctly described in said Item 6.8.

           SECTION 6.9. Taxes. The Parent and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.10. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of (a) the execution and delivery of this Agreement and (b) any Borrowing hereunder, no steps have been taken to terminate any Pension Plan which has or would result in a material liability to the Parent and its Subsidiaries, taken as a whole, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA which has or would result in a material liability to the Parent and its Subsidiaries, taken as a whole. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by the Parent or any member of the Controlled Group of any liability which would reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.10 ("Employee

 Benefit Plans") of the Disclosure Schedule, neither of the Obligors has any contingent liability with respect to any postretirement benefit under a Welfare Plan which has or would result in a material liability to the Parent and its Subsidiaries, taken as a whole, other than liability for continuation coverage described in part 6 of Title I of ERISA.

         SECTION 6.11. Environmental Warranties. Except as set forth in Item
6.11 ("Environmental Matters") of the Disclosure Schedule:

                    (a) all facilities and property (including underlying groundwater) owned or leased by the Parent or any of its Subsidiaries have been, and continue to be, owned or leased by the Parent and its Subsidiaries in compliance with all Environmental Laws, except for instances of non-compliance that would not reasonably be expected to have a Material Adverse Effect;

                    (b) there are no pending or threatened

                            (i) claims, complaints, notices or requests for
                    information received by the Parent or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, which violation, if proven, has the reasonable potential to result in a fine, penalty or order that would reasonably be expected to have a Material Adverse Effect, or

                            (ii) complaints or governmental notices or inquiries
                    to the Parent or any of its Subsidiaries regarding potential material liability under any Environmental Law;

                   (c) there have been no Releases of Hazardous Materials at, on or under any property now (or, to the Parent's knowledge, any property previously) owned or leased by the Parent or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;

                   (d) the Parent and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for the conduct of their businesses, or, if such permit, certificate, approval, license or other authorization has not been issued, its absence would not reasonably be expected to have a Material Adverse Effect;

                   (e) no property now (or, to the Parent's knowledge, no property previously) owned or leased by the Parent or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                   (f) to the knowledge of the Parent, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Parent or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                   (g) neither the Parent nor any Subsidiary of the Parent has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Parent or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

                   (h) to the knowledge of the Parent, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Guarantor or any Subsidiary of the Parent that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

          SECTION 6.12. Regulations U, T and X The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates F.R.S. Board Regulation U, T or X. Terms for which meanings are provided in F.R.S. Board Regulation U, T or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

          SECTION 6.13. Year 2000 Problem. The Parent has conducted a reasonable investigation of its operations and those of its respective Subsidiaries and major commercial counterparties with a view to assessing whether its business will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem. Based on such review, the Parent has no reason to believe that a Material Adverse Effect will result from a Year 2000 Problem.

          SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Guarantor or the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Guarantor and the Borrower in writing to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances in which made.


                                   ARTICLE VII

                                    COVENANTS

          SECTION 7.1. Affirmative Covenants. Each of the Parent and the Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Parent and the Borrower will perform the obligations set forth in this Section 7.1.

          SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Parent will furnish, or will cause to be furnished, to the Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                   (a) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter, certified by the chief financial Authorized Officer of the Parent, together with a Compliance Certificate;

                   (b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower,

                   (c) as soon as available after the end of each Fiscal Quarter of MNAI, a balance sheet of MNAI as of the end of such Fiscal Quarter and statements of earnings and cash flows of MNAI for such Fiscal Quarter, certified by the chief financial Authorized Officer of MNAI;

                    (d) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by PricewaterhouseCoopers LLP or other recognized firm of chartered accountants, together with a Compliance Certificate;

                   (e) as soon as available after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, certified by the chief financial Authorized Officer of the Borrower;

                   (f) as soon as available after the end of each Fiscal Year of MNAI, a balance sheet of MNAI as of the end of such Fiscal Year and statements of earnings and cash flows of MNAI for such Fiscal Year, certified by the chief financial Authorized Officer of MNAI;

                   (g) as soon as possible and in any event within five Business Days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Parent setting forth details of such Default and the action which the Parent has taken and proposes to take with respect thereto;

                   (h) within ten Business Days of becoming aware of the institution of any steps by the Parent or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Parent of any material liability, or any material increase in the contingent liability of the Parent with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

                   (i) such other information respecting the condition or operations, financial or otherwise, of the Parent or any of its Subsidiaries as any Lender through the Agent (or, in the case of information regarding any such Subsidiary that is not a Significant Subsidiary, as the Agent) may from time to time reasonably request.

          SECTION 7.1.2. Compliance with Laws, etc. The Parent will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except for any failures to comply that would not reasonably be expected to have a Material Adverse Effect, such compliance to include (without limitation), the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

          SECTION 7.1.3. Books and Records. The Parent will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect its business affairs and transactions and, upon reasonable notice to the Parent, (x) permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records, subject to normal security and confidentiality rules of the Parent, and (y) permit the Agent and each Lender and any of their respective representatives, once annually at the Parent's expense and at any other reasonable interval at any Lender's expense, to discuss financial matters with its independent public accountants, with the Parent present (if it so chooses) during such discussions (and the Parent hereby authorizes such independent public accountants to discuss the Parent's financial matters with each Lender or its representatives).

          SECTION 7.1.4. Environmental Covenant. The Parent will, and will cause each of its Subsidiaries to,

                   (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

                   (b) within five Business Days after the receipt of the same, notify the Agent and provide copies upon receipt of all written claims, complaints, notices of violation or orders relating to compliance with Environmental Laws or the handling or release of Hazardous Materials, unless such document alleges or relates to an alleged violation or circumstance that would not reasonably be expected to have a Material Adverse Effect.

          SECTION 7.1.5. Use of Proceeds. The Borrower agrees that it will apply the proceeds of each Borrowing only for the purposes set forth in the fifth recital.

          SECTION 7.2. Negative Covenants. Each of the Parent and Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Parent and the Borrower will perform the obligations set forth in this Section 7.2.

          SECTION 7.2.1. Business Activities. The Parent will not, and will not permit any of its Significant Subsidiaries to, engage in any business activity, except those business activities (a) currently engaged in by the Parent and its Subsidiaries and (b) related to the information handling business and (c) such other activities as may be incidental thereto.

          SECTION 7.2.2. Indebtedness. The Parent will not permit MNAI or any of MNAI's Subsidiaries (including, without limitation, the Borrower and its Subsidiaries) to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt except:

                   (a) Debt incurred prior to the Effective Date, as disclosed in Item 7.2.2 ("Existing Debt") of the Disclosure Schedule (including any refinancing, refunding, amendment, renewal or substitution therefor that does not increase the principal amount thereof at the time of such refinancing, refunding, amendment, renewal or substitution, and that does not change the identity of the Persons obligated in respect of such Existing Debt); and

                   (b) Debt not otherwise permitted by this Section 7.2.2 in an aggregate amount not in excess of $100,000,000 at any one time outstanding.

          SECTION 7.2.3. Liens. The Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                   (a) Liens granted prior to the Effective Date to secure payment of Indebtedness that is identified in the financial statements of the Parent referred to in Section 6.5 as secured debt;

                   (b) Liens granted to secure payment of Indebtedness which is incurred by the Parent or any of its Subsidiaries to a vendor of any assets to finance its acquisition of such assets and covering only those assets acquired with the proceeds of such Indebtedness;

                   (c) Liens granted by the Parent or any of its Subsidiaries to a purchaser of any assets to finance its purchase of such assets in connection with a Securitization of such assets and covering only those assets transferred;

                   (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and Liens arising under ERISA to the extent permitted by Section 8.1.7:

                    (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords and similar Liens arising by operation of law incurred in the ordinary course of business for sums not overdue for more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                    (f) Liens incurred in the ordinary course of business, including bank set-off rights and Liens incurred in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                    (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                    (h) Liens granted by the Borrower in any margin stock, as defined in F.R.S. Board Regulations U, T or X (or any regulation substituted therefor), owned by it whether or not such margin stock is purchased with the proceeds of the Loans;

                    (i) easements, rights-of-way, zoning and use of restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Parent or any of its Subsidiaries of the property to assets encumbered thereby in the normal course of business or materially impair the value of the property subject thereto;

                    (j) Liens arising under any of the Loan Documents;

                    (k) Liens existing on the Closing Date on bank accounts maintained by the Parent, to the extent that (i) such Liens secure Debt of Subsidiaries of the Parent held by the bank at which such bank account is maintained (or any affiliate or nominee of such bank), and
          (ii) such Debt is secured by such Liens;

                    (l) Liens existing on property at the time of its acquisition (directly or indirectly), other than any such Lien created in contemplation of such acquisition that is not otherwise permitted by clause (b) above;

                    (m) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in Sections 7.2.3(a) through (l) hereof, provided that (1) the Lien shall be limited to all or a part of the property covered by the Lien extended, renewed or replaced (plus improvements thereon) and (2) that any Debt secured by such Lien is not increased; and

                    (n) Liens not otherwise permitted by this Section 7.2.3 securing Indebtedness in the aggregate not in excess of $60,000,000 at any one time outstanding.

          SECTION 7.2.4 Contingent Obligations. The Parent will not permit the sum of the following (determined on a consolidated basis without duplication) to exceed $15,000,000 at any time.

                    (a) the aggregate amount of Indebtedness of the Parent and its Subsidiaries of the type referred to in clause (f) of the definition thereof, plus

                    (b) the aggregate amount of Contingent Liabilities of the Parent and its Subsidiaries in respect of Indebtedness of a Person (other than a Subsidiary of the Parent) that is of a type described in clause (a), (b), (c) or (f) of the definition of "Indebtedness" (other than any Contingent Liability in respect of Indebtedness under this Agreement).

          SECTION 7.2.5 Dissolution, etc. None of the Parent, MNAI or any of the Parent's Significant Subsidiaries will liquidate or dissolve. The Borrower will not liquidate or dissolve, unless its obligations under the Loan Documents have been assumed by another Person in accordance with Section 10.10(a). The Parent will not consolidate or amalgamate with or merge into, any other Person unless at the time thereof and after giving effect thereto, no Event of Default shall be continuing and either (a) the Parent is the surviving entity of such consolidation, amalgamation or merger or (b) the surviving entity of such consolidation, amalgamation or merger assumes the obligations of the Parent hereunder in writing.

          SECTION 7.2.6. Transactions with Affiliates. Except as expressly contemplated in this Agreement, the Parent will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than (x) salaries and fees to its directors, officers and employees as the Parent or such Subsidiary may determine are appropriate in relationship to the services performed and (y) arrangements or contracts solely among Subsidiaries of the Parent or between the Parent and any Subsidiary), unless such arrangement or contract is fair and equitable to the Parent or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Parent or such Subsidiary with a Person which is not one of its Affiliates.

          SECTION 7.2.7. Sale Leasebacks. The Parent will not permit MNAI or any of MNAI's Subsidiaries (including, without limitation, the Borrower and its Subsidiaries) to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Sale Leaseback, except: (a) Sale Leasebacks incurred prior to the Effective Date, as disclosed in Item 7.2.7 ("Existing Sale Leasebacks") of the Disclosure Schedule; and (b) Sale Leasebacks not otherwise permitted by this Section 7.2.7 where the aggregate fair market value of all assets subject thereto is not in excess of $125,000,000.

          SECTION 7.2.8. Asset Dispositions. etc. The Parent will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock) to any Person, unless


                    (a) such sale, transfer, contribution or conveyance is in the ordinary course of its business, including (i) Dispositions of inventory, accounts receivable and obsolete equipment, (ii) advances made by the Borrower to the Parent and its Subsidiaries in the ordinary course of business, and (iii) the factoring of accounts receivable consistent with the customary and usual practice of the Parent and its Subsidiaries as in effect from time to time;

                    (b) such sale, transfer, contribution or conveyance consists of the issuance by the Parent of employee stock options in the ordinary course of business;

                    (c) such sale, transfer, contribution or conveyance consists of the licensing by the Parent or any of its Subsidiaries of patents, copyrights, service marks, trademarks and tradenames or other intellectual property, or rights thereto, in the ordinary course of business and on ordinary business terms;

                    (d) such sale, transfer, contribution or conveyance is in connection with the incurrence of Capitalized Lease Liabilities, or entering into a Sale Leaseback, an operating lease or other lease, subject, in the case of Capitalized Lease Liabilities and Sale Leasebacks, to Sections 7.2.2 and 7.2.7 hereof;

                    (e) such sale, transfer, contribution or conveyance is pursuant to the incurrence by the Parent or any of its Subsidiaries of any investments consistent with the customary and usual cash management policy of the Parent and its Subsidiaries as in effect from time to time;

                    (f) such sale, transfer, contribution or conveyance:

                            (i) is from the Parent to any of its Subsidiaries,
                    or from any Subsidiary of the Parent (other than MNAI and its Subsidiaries) to the Parent or another Subsidiary of the Parent,

                            (ii) is from MNAI to any of its wholly-owned
                    Subsidiaries, or from any Subsidiary of MNAI to MNAI or any of its wholly-owned Subsidiaries, or

                            (iii) is from the Parent or any of its Subsidiaries
                    to any Joint Venture, provided that the aggregate book value of all tangible property contributed to all such Joint Ventures (other than tangible property acquired for the express purpose of being contributed to such Joint Venture) shall not exceed $50,000,000;

          (g) such sale, transfer, contribution or conveyance consists of a disposition of the capital stock or assets of Peak Technologies, Inc. or any of its Subsidiaries;

          (h) such sale, transfer, contribution or conveyance is not pursuant to a Securitization and:

                    (i) with respect to the first $150,000,000 of such Net Disposition Proceeds received from the date hereof,

                            (x) all of such Net Disposition Proceeds are used
                    for the Parent's or such Subsidiary's working capital purposes, or to make investments in, or to acquire, businesses engaged in the activities described in Section 7.2.1, and

                            (y) no portion of such Net Disposition Proceeds are
                    used by the Parent, or any Subsidiary of the Parent that is not directly or indirectly wholly-owned by the Parent, to make any dividend payment that is special, extraordinary or otherwise inconsistent with past practice, or

                    (ii) with respect to any such Net Disposition Proceeds in excess of the amount specified in clause (h)(i) above,

                            (x) the Borrower shall have complied with its
                    obligations with respect to such Net Disposition Proceeds to prepay Loans as provided in Section 3.1,

                            (y) at least 50% of such Net Disposition Proceeds
                    are used for the Parent's or such Subsidiary's working capital purposes, or to make investments in, or to acquire, businesses engaged in the activities described in Section 7.2.1, and

                            (z) no portion of such Net Disposition Proceeds are
                    used to make any dividend payment by the Parent, or any Subsidiary of the Parent that is not directly or indirectly wholly-owned by the Parent, that is special, extraordinary or otherwise inconsistent with past practice;

          (i) such sale, transfer, contribution or conveyance consists of a transfer of assets in connection with a Securitization, and the Borrower shall have complied with its obligation with respect to such Net Disposition Proceeds to prepay Loans as provided in Section 3.1.

          SECTION 7.2.9. Financial Condition. The Parent will not permit:

          (a) the Net Worth at any time to be less than the sum of the following:

                    (i) $425,000,000, plus

                    (ii) 50% of Net Income computed on a cumulative basis for the period commencing July 1, 1999; provided that notwithstanding that Net Income for any such elapsed Fiscal Year may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant thereto;

          (b) the Leverage Ratio at any time to exceed 0.55:1; and



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


          (c) the Interest Coverage Ratio at any time to be less than 3:00:1.

          SECTION 7.2.10. Guaranty by Subsidiary Guarantors. If at any time after the Effective Date any Significant Subsidiary or MNAI becomes directly or indirectly liable for the payment of any Debt (other than the Obligations), and the aggregate principal amount of all such Debt of the Significant Subsidiaries and MNAI exceeds $76,800,000, the Parent shall cause each such Subsidiary and MNAI, within ten Business Days after the date of creation or incurrence of such liability, to execute and deliver to the Agent a counterpart of this Agreement pursuant to which such subsidiary shall become a "Guarantor" hereunder, and the Parent shall, in any event, deliver, or cause to be delivered, to the Agent the following items:

                    (a) a certificate signed by an authorized officer of such Subsidiary making representations to the effect of those contained in Sections 6.1 through 6.3, but with respect to such Subsidiary;

                    (b) customary documents and evidence with respect to such Subsidiary in order to establish the existence and good standing of such Subsidiary; and

                    (c) an opinion of counsel, to the effect that the counterpart by such Subsidiary has been duly authorized, executed and delivered.

 If, at any time after any Significant Subsidiary and/or MNAI shall have become a Guarantor hereunder as provided above in this Section 7.2.10, the aggregate amount of Debt as to which such Significant Subsidiary and/or MNAI is liable is less than $76,800,000, such Significant Subsidiary and/or MNAI (as the case may be) shall automatically be released from its obligations as a Guarantor hereunder. At the request of the Parent, and at the Parent's expense, each of the Lenders and the Agent agrees to execute any documents reasonably necessary to evidence such release.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

          SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

          SECTION 8.1.1. Non-Payment of Obligations. Any Guarantor or the Borrower shall default in the payment or prepayment when due of any principal of any Loan; or any Guarantor or the Borrower shall default (and such default shall continue unremedied for a period of five Business Days) in the payment when due of any interest on any Loan, any commitment fee or any other Obligation.

          SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Guarantor or the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any other certificate furnished by or on behalf of any Guarantor or the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V or shall be incorrect in any material respect when made or deemed to be made.

          SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Obligors shall default in the due performance and observance of any of their obligations under Section 7.2.2, Section 7.2.4 or Section 7.2.9; or the Obligors shall default (and such default shall continue unremedied for a period of 15 days after notice thereof shall have been given to the Borrower by the Agent or any Lender) in the due performance and observance of any of their other obligations under Section 7.2 or any of their obligations under Section
 7.1.1 or Section 7.1.4 (for the avoidance of doubt, no Default will be deemed to occur under this Agreement solely as the result of any sale, pledge or disposition of, or any change in the market value of, any margin stock (as that term is used in F.R.S. Board Regulations U, T and X)).



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


          SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Guarantor or the Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

          SECTION 8.1.5. Default on Other Indebtedness. Either of the following shall occur:

                    (i) a default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Parent or any of its Subsidiaries having a principal amount (or, in the case of Hedging Obligations, the net amount payable by the Parent or such Subsidiary in respect thereof), individually or in the aggregate, in excess of $25,000,000 (other than
          (x) Indebtedness described in Section 8.1.1, (y) Indebtedness of the type described in paragraph (d) of the definition of "Indebtedness" (and any Contingent Liability in respect of Indebtedness of the type described in such paragraph (d)) and (z) for purposes of this clause
          (i) only, intercompany Indebtedness owing by the Parent or a Subsidiary of the Parent to another Subsidiary of the Parent or to the Parent, to the extent such default has been waived within ten Business Days of the occurrence thereof by the holder of such intercompany Indebtedness)(the "Relevant Indebtedness"), or

                    (ii) a default in the performance or observance of any obligation or condition with respect to such Relevant Indebtedness if the effect of such default is to accelerate the maturity of any such Relevant Indebtedness or to permit the holder or holders of such Relevant Indebtedness, or any trustee or agent for such holders, to cause such Relevant Indebtedness to become due and payable prior to its expressed maturity;

 provided that no Default shall be deemed to have occurred under this Section with respect to any default under any agreement evidencing Indebtedness owed to a Lender or any affiliate of a Lender if such default shall relate solely to a restriction on margin stock (as that term is used in F.R.S. Board Regulations U, T and X).

          SECTION 8.1.6. Judgment. Any final judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Parent, the Borrower or any Subsidiary by a court or other governmental authority of competent jurisdiction and there shall be a period of 45 consecutive days (or any longer period which under applicable law is allowed for appeal or stay of execution of such judgment or order) during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall have been vacated, satisfied, dismissed or bonded upon appeal; provided, however, that any such judgment or order shall not be an Event of Default hereunder if and for so long as (i) such judgment or order is covered by a valid and binding policy of insurance and
 (ii) the insurer in respect of such policy has been notified of, and has not disputed the claim for payment of, the claim in respect of such judgment or order.

          SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                    (a) the institution of any steps by the Parent, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Parent or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, which may reasonably be expected to have a Material Adverse Effect; or

                    (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, which Lien is not removed within 90 days after such Lien is imposed.

          SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

          SECTION 8.1.9. Bankruptcy, Insolvency, etc. Any Relevant Person shall

                    (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                   (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Relevant Person or its property under any bankruptcy or insolvency law, or make a general assignment for the benefit of creditors;

                   (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Relevant Person or for a substantial part of the property of such Relevant Person under any bankruptcy or insolvency law, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 90 days;

                   (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Relevant Person under any bankruptcy or insolvency law, and, if any such case or proceeding is not commenced by such Relevant Person, such case or proceeding shall be consented to or acquiesced in by such Relevant Person or shall result in the entry of an order for relief or shall remain for 90 days undismissed; or

                   (e) take any action authorizing, or in futherance of, any of the foregoing.

          SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be arid become immediately due and payable, without notice or demand.

          SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Guarantors and the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX

                                    THE AGENT

          SECTION 9.1. Actions. Each Lender hereby appoints Scotiabank as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Guarantors or the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the

 Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

          SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender, the Parent and the Borrower agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

          SECTION 9.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by any Guarantor or the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

          SECTION 9.4. Successor. The Agent may resign as such at any time upon at least 60 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution (which, so long as no Default shall be continuing, shall be reasonably acceptable to the Parent) organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution (which, so long as no Default shall be continuing, shall be reasonably acceptable to the Parent), and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement After any retiring Agent's resignation hereunder as the Agent, the provisions of

                   (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                   (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

          SECTION 9.5. Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Loans made by it or any of its affiliates, and (y) the Notes held by it or any of its affiliates as any other Lender and may exercise the same as if it were not the Agent. Scotiabank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Guarantors and the Borrower or any Subsidiary or affiliate of the Guarantors and the Borrower as if Scotiabank were not the Agent hereunder.

          SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Guarantors and the Borrower, this Agreement, the other Loan Documents (the terns and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

          SECTION 9.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Guarantors or the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Guarantor or the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Guarantors or the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Guarantors, the Borrower and the Required Lenders; provided, however, that:

                    (x) any amendment that is entered into solely to effect assignments made in accordance with Section 10.11.1 shall require only the consent of the Guarantors, the Borrower and the Agent and, to the extent required in Section 10.11.1, the SPC; and

                    (y) no such amendment, modification or waiver which would:

                            (a) modify any requirement hereunder that any
                    particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender,

                            (b) modify this Section 10.1, change the definition
                    of "Required Lenders", increase the 364-day Facility Commitment Amount, the Three-year Facility Commitment Amount or the Percentage of any Lender, reduce any fees (including, without limitation, the commitment fees) described in
                    Article III, or extend the Commitment Termination Date shall be made without the consent of each Lender,

                            (c) extend the due date for, or reduce the amount
                    of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

                            (d) modify the guaranty contained in Article XI; or

                            (e) affect adversely the interests, rights or
                    obligations of the Agent shall be made without consent of the Agent.

 No failure or delay on the part of the Agent, any Lender or the holder of any
 Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Guarantor or the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

          SECTION 10.3. Payment of Costs and Expenses. The Parent and the Borrower jointly and severally agree to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of one special counsel to the Agent and of one local counsel, if any, who may be retained by counsel to the Agent) in connection with

                   (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be requested by the Guarantors or the Borrower, whether or not the transactions contemplated hereby are consummated; and

                   (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

 The Parent and the Borrower further jointly and severally agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Parent and the Borrower also jointly and severally agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and out-of-pocket expenses) incurred by the Agent or such Lender in connection with
 (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

          SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Parent and the Borrower hereby jointly and severally indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (other than any of the foregoing related to or arising from taxes), irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought, including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                    (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including the purchase of any margin stock or other equity interests in another Person;

                    (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Guarantor or the Borrower as the result of any determination by the Required Lenders pursuant to
          Article V not to fund any Borrowing, but excluding any controversies that are solely among Lenders or among Lenders and the Agent);

                    (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower, the Parent or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                    (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Parent or any of its Subsidiaries of any Hazardous Material; or

                    (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Parent or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Parent or such Subsidiary, except for any such indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Parent and the Borrower hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          SECTION 10.5. Survival. The obligations of each Guarantor and the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Guarantors and the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

          SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

          SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Guarantors, the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Guarantor, the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Parent and each Lender.

          SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                   (a) none of the Guarantors or the Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                   (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

          SECTION 10.11. Sale and Transfer of Loans and Notes. Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this
 Section 10.11.

          SECTION 10.11.1. Assignments. Any Lender,

                   (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more financial institutions; and

                   (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its affiliates or to any other Lender;

 (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment of each Class, and shall be the same percentage of Loans and Commitments of each Class); provided, however, that (i) no such consent by the Borrower or the Agent shall be required upon the occurrence and continuance of any Event of Default; (ii) no such consent by the Borrower shall be required for any assignment to any other Lender or any Affiliate of any Lender; (iii) the aggregate amount of Loans and Commitments of any such assigning Lender after such assignment and delegation must be at least $10,000,000 (unless the assigning Lender shall have assigned all of its Loans and Commitments); (iii) any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and (iv) the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                   (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

                   (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

                   (e) the processing fees described below shall have been paid.

 From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Leader Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new 364-day Note and a new Three-year Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and Commitments hereunder, a replacement 364-day Note and a replacement Three-year Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of each predecessor Note evidenced by a new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of each predecessor Note evidenced by a replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in each predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

         Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if a SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of an Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.11.1, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This SECTION MAY not be amended without the written consent of the SPC.

          SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks (each of such commercial banks being herein called a "Participant") participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; provided, however, that

                   (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

                   (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                   (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                   (d) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

                   (e) the Guarantors and the Borrower shall not be required to pay any amount under this Agreement (including Section 4.6) that is greater than the amount which it would have been required to pay had no participating interest been sold.

 The Borrower and the Guarantors each acknowledges and agrees that, subject to clause (e) above, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

          SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Guarantor, the Borrower or any of its Affiliates in which such Guarantor, the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

          SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE GUARANTORS OR THE BORROWER MAY, TO THE FULLEST EXTENT PERMITTED BY LAW, BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE GUARANTORS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF'NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE GUARANTORS AND THE BORROWER HEREBY IRREVOCABLY APPOINTS CSC NETWORKS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 375 HUDSON STREET, NEW YORK, NEW YORK 10014, UNITED STATES, AS ITS AGENT TO RECEIVE, ON EACH GUARANTOR'S AND ON THE BORROWER'S BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE PARENT OR THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH OF THE GUARANTORS AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF THE GUARANTORS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE GUARANTORS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY CLAIM THAT ANY SUCH LITIGATION IN SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GUARANTOR OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR AND THE BORROWER HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          SECTION 10.14. Waiver of Jury Trial. THE AGENT, THE LENDERS, THE GUARANTORS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS,
 THE GUARANTORS OR THE BORROWER. EACH OF THE GUARANTORS AND THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL

INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.


                                   ARTICLE XI

                               GUARANTY PROVISIONS

          SECTION 11.1. Guaranty. Each Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably

                    (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)); and

                    (b) indemnifies and holds harmless each Lender and the Agent for any and all costs and reasonable expenses (including reasonable attorney's fees and expenses) incurred by such Lender or the Agent, as the case may be, in enforcing any rights under this Article.

 The guaranty contained in this Section constitutes a guaranty of payment of the Obligations when due and not of collection, and each Guarantor specifically jointly and severally agrees that it shall not be necessary or required that any Lender or the Agent exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Person before or as a condition to the obligations of the Guarantors hereunder.

          SECTION 11.2. Acceleration of Guaranty. Each Guarantor jointly and severally agrees that upon the occurrence of any Event of Default of the type set forth in Section 8.1.9 with regard to the Borrower at a time when any of the Obligations of the Borrower may not then be due and payable, each Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.

          SECTION 11.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of each Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. Each Guarantor jointly and severally guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, and the liability of each Guarantor under this Article shall be absolute, unconditional and irrevocable irrespective of:

                   (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

                   (b) the failure of any Lender or the Agent

                            (i) to assert any claim or demand or to enforce any
                   right or remedy against the Borrower under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                            (ii) to exercise any right or remedy against any
                   other guarantor of, or collateral (if any) securing, any Obligations;

                   (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation;

                   (d) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise, except for payment in full of the Obligations;

                   (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

                   (f) to the extent applicable, any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or the Agent securing any of the Obligations; or

                   (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor, except for payment in full of the Obligations.

          SECTION 11.4. Reinstatement, etc. Each Guarantor jointly and severally agrees that its obligations under this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or the Agent, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          SECTION 11.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the guaranty contained in this Article and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

          SECTION 11.6. Postponement of Subrogation, etc. None of the Guarantors will exercise any rights which it may acquire by way of rights of subrogation under this Article, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations. Any amount paid to any Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations shall be held in trust for the benefit of the Lenders and the Agent and shall immediately be paid to the Agent and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

                   (a) any Guarantor has made payment to the Lenders and the Agent of all or any part of the Obligations, and

                   (b) all Obligations have been paid in full and all Commitments have been permanently terminated,

 each Lender and the Agent agrees that, at such Guarantor's request, the Agent, on behalf of the Lenders, will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Article to any Lender or the Agent.

          SECTION 11.7. Judgment. Each Guarantor hereby agrees that:

                   (a) if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any Loan Document in Dollars into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given; and

                   (b) the obligation of any Guarantor in respect of any sum due from it to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender or the Agent, as the case may be, may, in accordance with normal banking procedures, purchase Dollars with such other currency; in the event that the Dollars so purchased are less than the sum originally due to such Lender or the Agent in Dollars, each Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Lender and the Agent against such loss, and if the Dollars so purchased exceed the sum originally due to such Lender or the Agent in Dollars, such Lender or the Agent, as the case may be, shall remit to such Guarantor such excess.

          SECTION 11.8. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 11.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 11 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                   For purposes of this Section 11.8, (i) "Excess Funding Guarantor" shall mean, in respect of any Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Obligations,
 (ii) "Excess Payment" shall mean, in respect of any Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Parent and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Parent and the Subsidiary Guarantors hereunder) of the Parent and all of the Subsidiary Guarantors, all as of the date hereof. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the date hereof, then for purposes of this Section 11.8 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the date hereof and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the date hereof shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                             FRDK, INC.


                             By: /s/ Shoba Khetrapal
                                 -----------------------
                             Title: Vice President &
                                    Treasurer


                             By: /s/ Joan Wilson
                                 -----------------------
                             Title: Vice President &
                                    Secretary

                             Address: 1 First Canadian Place
                                    Toronto, Ontario, Canada
                                    M5X IG5

                             Facsimile No.: 416-364-3364

                             Attention: Joan M. Wilson



                             with copies to:


                             Chadbourne & Parke LLP
                             30 Rockefeller Plaza
                             New York, New York 10112-0127
                             Facsimile No.: 212-541-5369
                             Attention: Dennis J. Friedman


                             Moore Corporation Limited
                             1 First Canadian Place
                             Toronto, Ontario, Canada
                             M5X IG5
                             Facsimile No.: 416-364-1667
                             Attention: Shoba Khetrapal

                             MOORE CORPORATION LIMITED


                             By: /s/ Shoba Khetrapal
                             ---------------------------
                             Title: Vice President &
                                    Treasurer



                             By: /s/ Joan Wilson
                             ---------------------------
                             Title: Vice President &
                                    Controller

                             Address: 1 First Canadian Place
                                 Toronto, Ontario, Canada
                                 M5X 1G5


                             Facsimile No.: 416-364-1667

                             Attention: Shoba Khetrapal


                             with a copy to:

                             Chadbourne & Parke LLP
                             30 Rockefeller Plaza
                             New York, New York 10112-0127
                             Facsimile No.: 212-541-5369
                             Attention: Dennis J. Friedman

                             THE BANK OF NOVA SCOTIA, as Agent


                             By: /s/ M. D. Smith
                             -------------------------
                             Name: M. D. Smith
                             Title: Agent

                             Address: 600 Peachtree Street, N.E.
                                 Suite 2700
                                 Atlanta, Georgia 30308

                             Facsimile No.: 404-888-8998

                             Attention: Amanda Norsworthy

                             with copies to:

                             The Bank of Nova Scotia
                             16/F 44 King Street West
                             Toronto, Ontario MSH 1H1
                             Facsimile No.: 416-866-2009
                             Attention: Vice President,
                                        Corporate Banking,Toronto
                             The Bank of Nova Scotia, Chicago
                             Representative Office
                             Suite 3700
                             181 West Madison Street
                             Chicago, Illinois 60602
                             Facsimile No.: 312-201-4108
                             Attention: Vice President

       PERCENTAGE                              LENDERS
       -----------------------------------------------


23.8095%                     THE BANK OF NOVA SCOTIA



                             By: /s/ M. D. Smith
                             -------------------------
                             Name:  M. D. Smith
                             Title: Agent

                             Domestic
                             Office:   600 Peachtree Street, N.E.
                                       Suite 2700
                                       Atlanta, Georgia 30308

                             Facsimile No.: 404-888-8998

                             Attention: Amanda Norsworthy

                             with copies to:

                             The Bank of Nova Scotia
                             16/F 44 King Street West
                             Toronto, Ontario M5H 1H1
                             Facsimile No.: 416-866-2009
                             Attention: Vice President,
                                        Corporate Banking, Toronto

                             The Bank of Nova Scotia, Chicago
                               Representative Office
                             Suite 3700
                             181 West Madison Street
                             Chicago, Illinois 60602
                             Facsimile No.: 312-201-4108
                             Attention: Vice President

                             LIBOR
                             Office: 600 Peachtree Street, N.E.
                                     Suite 2700
                                     Atlanta, Georgia 30308

                             Facsimile No.: 404-888-8998

                             Attention: Amanda Norsworthy

                             with copies to:

                             The Bank of Nova Scotia
                             16/F 44 King Street West
                             Toronto, Ontario M5H 1H1
                             Facsimile No.: 416-866-2009
                             Attention: Vice President,
                                        Corporate Banking, Toronto

                             The Bank of Nova Scotia, Chicago
                               Representative Office
                             Suite 3700
                             181 West Madison Street
                             Chicago, Illinois 60602
                             Facsimile No.: 312-201-4108
                             Attention: Vice President

 17.8571%                  CITIBANK, N.A.



                           By: /s/ Marjorie Futornick
                           ---------------------------
                           Name: Marjorie Futornick
                           Title: Vice President


                           Domestic
                           Office:  399 Park Avenue
                                    New York, New York 10043

                           Facsimile No.: 212-559-2395

                           Attention: Marjorie Futornick

 8.3333%                   CREDIT SUISSE FIRST BOSTON, acting through its New
                           York Branch



                           By: /s/ Chris T. Horgan
                           ---------------------------
                           Name:   Chris T. Horgan
                           Title:  Vice President


                           By: /s/ Bill O'Daly
                           ---------------------------
                           Name:  Bill O'Daly
                           Title: Vice President


                           Domestic
                           Office:   Eleven Madison Avenue
                                     New York, New York 10010-3629

                           Facsimile No.:  212-325-8309

                           Attention:      Chris T. Horgan

 5.9524%                   WACHOVIA BANK, N.A.



                           By: /s/ Fitzhugh Wickham
                           ---------------------------
                           Name:  Fitzhugh Wickham
                           Title: Vice President


                           Domestic
                           Office:   191 Peachtree Street
                                     Atlanta, Georgia 30303

                           Facsimile No.: 404-332-6898

                           Attention:     Fitzhugh Wickham

 8.3333%                   ABN-AMRO BANK N.V., Cayman Island Branch



                           By: /s/ Yvon J. Jeghers
                           ---------------------------
                           Name:  Yvon J. Jeghers
                           Title: Group Vice President



                           By: /s/ Rick Van Waterschoot
                           ----------------------------
                           Name:  Rick Van Waterschoot
                           Title: Vice President


                           Domestic Office:
                           ABN AMRO Bank N.V., Chicago Branch
                           208 South La Salle Street, suite 1500
                           Chicago, Illinois 60604-1003
                           Fax: 312-992-5155
                           Attention: Marti Vandervest

 17.8571%                  CIBC INC.




                           By: /s/ Nora Q. Catiis
                           ---------------------------
                           Name:    Nora Q. Catiis
                           Title:   Executive Director
                                    CIBC World Markets Corp. As Agent


                           Domestic
                           Office:  Two Paces West
                                    2727 Paces Ferry Road
                                    Suite 1200
                                    Atlanta, Georgia 30339


                           Facsimile No.: 770-319-4950

                           Attention:     Bonnie Harris

 3.5714%                   COMERICA BANK




                           By: /s/ Marian Enright
                           ---------------------------
                           Name:  Marian Enright
                           Title: Vice President


                           Domestic
                           Office:   500 Woodward Avenue
                                     Detroit, Michigan 48226


                           Facsimile No.: 313-222-3377

                           Attention:     Marian Enright

 8.3333%                   THE FIRST NATIONAL BANK OF CHICAGO


                           By: /s/ Janet Beadle
                           ---------------------------
                           Name:  Janet Beadle
                           Title: Vice President



                           By: /s/ Colleen H. Delaney
                           ---------------------------
                           Name:  Colleen H. Delaney
                           Title: Assistant Vice President


                           Domestic
                           Office:    161 Bay Street
                                      Suite 4240
                                      Toronto, Ontario Canada M5J 2S1


                           Facsimile No.: 416-363-7574

                           Attention:     Commercial Loans
                                          Janet Beadle

 5.9524%                   THE BANK OF TOKYO-MITSUBISHI, LTD



                           By: /s/ Catherine Moeser
                           ---------------------------
                           Name:  Catherine Moeser
                           Title: Attorney-in-Fact

                           Domestic
                           Office:    The Bank of Tokyo-Mitsubishi Ltd.
                                        New York Branch
                                      c/o BTM Information Services
                                      1251 Avenue of the Americas
                                      New York, New York 10020

                           Facsimile No.: 201-521-2304

                           Attention:     Mr. Rolando Vy
                                          Operations Dept.

 Pursuant to Section 7.2.10 of this Agreement, the undersigned, on this ___ day of ___________, ____, hereby absolutely and unconditionally assumes and agrees, jointly and severally, to pay, perform, observe and discharge all of the obligations of a Guarantor under this Agreement in consideration of the benefits of such financing.


 _______________________________________________________

 By ____________________________________________________

  Name: ________________________________________________

  Title: _______________________________________________

                                                                      SCHEDULE I




                              DISCLOSURE SCHEDULE*
                              -------------------



 ITEM 6.7 Litigation.

            None.

 ITEM 6.8 Existing Liens.

            None.

 ITEM 6.10 Employee Benefit Plans.

            Moore Corporation Retiree Medical Plan.

 ITEM 6.11 Environmental Matters.

            (e)    Property Listed on NPL, CERCLIS, or State Priority Site List

            1. Moore Business Forms, 279 Locust Avenue, Dover, NH, is listed on the New Hampshire All Sites List.

            2. Moore Business Forms, 2060 Brown Avenue, Manchester, NH, is listed on the New Hampshire all Sites List.

            (g) Transportation of Hazardous Waste to NPL, CERCLIS, or State Priority Sites

                   Parent and/or its Subsidiaries have been identified as potentially responsible parties at 19 sites listed on the National Priorities List pursuant to CERCLA. At some or all of these sites, it has been asserted that Parent and/or its Subsidiaries are jointly and severally liable for the costs of cleanup associated with the sites. Nevertheless, Parent and/or its Subsidiaries have transported, or arranged to transport, hazardous material to only one location listed on the national Priorities List which, because of the small number of parties involved at the site, could reasonably lead to material claims against Parent and/or its Subsidiaries:
                   Dover Municipal Landfill, Dover, NH; EPA I.D. No. NHD980520191. This site, however, has been subject to regulatory oversight for many years and, based on available information, is not likely to result in liabilities for Parent and/or its Subsidiaries that would have a Material Adverse Effect.

 ITEM 7.2.2 Existing Debt.

            See Attachment 1 hereto.

 ITEM 7.2.7 Sale Leasebacks.

            None.


----------
* Item numbers are keyed to refer to Sections where the item is principally referred to in the Amended and Restated Credit Agreement.

                                                                       EXHIBIT A


                                 [Form of Note]


$________                                                   __________ ___, 1999

          FOR VALUE RECEIVED, the undersigned, FRDK, INC., a New York corporation (the "Borrower"), promises to pay to the order of _____________ (the "Lender") on the Stated Maturity Date with respect to the [364-day Loans] [Three-year Loans] the principal sum of __________ DOLLARS ($____) or, if less, the aggregate unpaid principal amount of all [364-day] [Three-year] Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of August 5, 1999 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Borrower, Moore Corporation Limited, an Ontario corporation (the "Parent"), the various commercial banks (including the Lender) as are or may become parties thereto (collectively, the "Lenders") and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders.

          The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

          Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Agent pursuant to the Credit Agreement.

          This Note is a [364-day Note] [Three-year Note] referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

          All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

          THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                     FRDK, INC.


                                     By:___________________
                                       Title:


                                     By:___________________
                                       Title:

                          LOANS AND PRINCIPAL PAYMENTS

------------------------------------------------------------------------------------------------------------------------------------
                                                               Amount of Principal      Unpaid Principal
                Amount of Loan Made                                  Repaid                 Balance
            --------------------------                      -----------------------------------------------
            Base                       Interest Period (if                                Base        LIBO                 Notation
Date        Rate            LIBO Rate      applicable)       Base Rate     LIBO Rate      Rate        Rate      Total      Made By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                                BORROWING REQUEST


 The Bank of Nova Scotia,
  as Agent
 600 Peachtree Street, N.E.
 Suite 2700
 Atlanta, Georgia 30308
 Attn: Amanda Norsworthy

                                    FRDK INC.


 Gentlemen and Ladies:

          This Borrowing Request is delivered to you pursuant to Section 2.3 of the Amended and Restated Credit Agreement, dated as of August 5, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among FRDK, Inc., a New York corporation (the "Borrower"), Moore Corporation Limited, an Ontario corporation (the "Parent"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders") and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement

          The Borrower hereby requests that (a) a 364-day Loan be made in the aggregate principal amount of $_____ on ________, 19__ as a [LIBO Rate Loan having an Interest Period of ___ months] [Base Rate Loan] and (b) a Three-year Loan be made in the aggregate principal amount of $ on _______, 19__ as a [LIBO Rate Loan having an Interest Period of ___ months] [Base Rate Loan].

          The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

          The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

          Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                     Person to be Paid
 Amount to be      ---------------------                    Name, Address, etc.
 Transferred       Name                      Account No.    of Transferee Lender
 -----------       ----                      -----------    --------------------

 $_______         ______                      _________         ___________

                                                                ___________

                                                                Attention: _____


 $_______         ______                      _________         ___________

                                                                ___________

                                                                Attention: _____


 Balance of        The Borrower               _________         ___________
 such proceeds
                                                                ___________

                                                                Attention: _____




          The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ______, 199__.


                                     FRDK, INC.


                                     By:____________________
                                     Title:


                                     By:____________________
                                     Title:

                                                                       EXHIBIT C




                         CONTINUATION/CONVERSION NOTICE


 The Bank of Nova Scotia,
  as Agent
 600 Peachtree Street, N.E.
 Suite 2700
 Atlanta, Georgia 30308
 Attn: Amanda Norsworthy

                                   FRDK_ INC.


 Gentlemen and Ladies:

          This Continuation/Conversion Notice is delivered to you pursuant to
 Section 2.4 of the Amended and Restated Credit Agreement, dated as of August 5, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among FRDK, Inc., a New York corporation (the "Borrower"), Moore Corporation Limited, an Ontario corporation (the "Parent"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders") and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement

          The Borrower hereby requests that on __________, 19__,

                    (1) $______ of the presently outstanding principal amount of the [364-day] [Three-year) Loans originally made on ____________, 19__, [and $______ of the presently outstanding principal amount of the [364-day] [Three-year] Loans originally made on ____________, 19__,

                   (2) and all Loans presently being maintained as *[Base Rate Loans] [L1B0 Rate Loans],

                   (3) be [converted into] [continued as],

                   (4) **[LIBO Rate Loans having an Interest Period of ____ months] [Base Rate Loans].

 The Borrower hereby:

                   (a) certifies and warrants that no Event of Default has occurred and is continuing; and

                   (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent.

 Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.




----------
 *    Select appropriate interest rate option.

 **   Insert appropriate interest rate option.

                       The Borrower has caused this Continuation/Conversion
              Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of ________, 199_.




                                   FRDK, INC.


                                   By:_______________________
                                     Title:



                                   By:_______________________
                                     Title:

                                                                       EXHIBIT D


                           LENDER ASSIGNMENT AGREEMENT

 To:      FRDK, Inc.
          1 First Canadian Place
          Toronto, Ontario, Canada
             M5X 1 GS
          Attn: Joan M. Wilson

 To:      The Bank of Nova Scotia,
           as Agent
          600 Peachtree Street, N.E.
             Suite 2700
          Atlanta, Georgia 30308
          Attn: Amanda Norsworthy


                                   FRDK. INC.
                                   ----------

 Gentlemen and Ladies:

          We refer to clause (d) of Section 10.11.1 of the Amended and Restated Credit Agreement, dated as of August 5, 1999 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among FRDK, Inc., a New York corporation (the "Borrower"), Moore Corporation Limited, an Ontario corporation (the "Parent"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders") and The Bank of Nova Scotia, as agent (the "Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

          This agreement is delivered to you pursuant to clause (d) of Section
10.11.1 of the Credit Agreement and also constitutes notice to each of you, pursuant to clause (c) of Section 10.11.1 of the Credit Agreement, of the
assignment and delegation to   (the "Assignee") of:

          (a) ___% of the 364-day Loans and Commitment to make the 364-day Loans ("364-day Commitment")and

          (b) ___% of the Three-year Loans and Commitment to make the Three-year Loans ("Three-year Commitment")

of ______________ (the "Assignor") outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

          [Add paragraph dealing with accrued interest and fees with rest to Loans assigned.]

          The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Agent.

          Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent

                   (a) the Assignee

                            (i) shall be deemed automatically to have become a
                    party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

                            (ii) agrees to be bound by the terms and conditions
                    set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

                    (b) the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof.

          The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Agent the processing fee referred to in Section
10.11.1 of the Credit Agreement upon the delivery hereof.

          The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Agent to acknowledge receipt of this document:

                    (A)   Address for Notices:

                                  Institution Name:

                                  Attention:

                                  Domestic Office:

                                  Telephone:

                                  Facsimile:

                                  LIBOR Office:

                                  Telephone:

                                  Facsimile:
                    (B)   Payment Instructions:

          The Assignee agrees to furnish the tax form required by the Section
4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Agent.

          This Agreement may be executed by the Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

             Adjusted Percentage                      [ASSIGNOR]

             364-day Commitment
                and
             364-day Loans:            __%

             Three-year Commitment
                and
             Three-year Loans:         __%


                                                By:______________________
                                                 Title:

             Percentage                               [ASSIGNEE]

             364-day Commitment
              and
             364-day Loans:            __%

             Three-year Commitment
              and
             Three-year Loans:         __%


                                                By:______________________
                                                 Title:

 Accepted and Acknowledged
 this ____ day of ______, 199_


 THE BANK OF NOVA SCOTIA,
   as Agent


 By:____________________
   Title:


 FRDK, INC.


 By:____________________
   Title:


 By:____________________
   Title:

                                                                       EXHIBIT G


                         FORM OF COMPLIANCE CERTIFICATE

                                   FRDK, Inc.

          This certificate is delivered pursuant to clause [(a)] [(d)] of
Section 7.1.1 of the Amended and Restated Credit Agreement, dated as of August 5, 1999 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FRDK, Inc., a New York corporation (the "Borrower"), Moore Corporation Limited, an Ontario corporation (the "Parent") and a Guarantor, certain Subsidiaries of the Parent, as Subsidiary Guarantors, the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), as agent (the "Agent") for the Lenders. Unless otherwise defined herein, terms used herein and in the Attachments hereto are used with the meanings provided therefor in the Credit Agreement.

          The Parent hereby certifies and warrants that as of ___________, _____ (the "Computation Date") no Default or Event of Default had occurred and was continuing.

          The Parent hereby further certifies and warrants that as of the Computation Date:

          (1) The Net Worth as of the Computation Date was $________, as computed on Attachment 1 hereto. The minimum Net Worth permitted at any time pursuant to clause a of Section 7.2.9 of the Credit Agreement is $425,000,000 plus 50% of $_________ (i.e., Net Income computed on a cumulative basis for the period commencing July 1, 1999 though and including the Computation Date).

          (2) The Leverage Ratio at the end of the last Fiscal Quarter during the period as set forth in clause (b) of Section 7.2.9 of the Credit Agreement was ___ to 1.0, as computed on Attachment 2 hereto, which is [more] [less] than
0.55 to 1, the maximum Leverage Ratio permitted pursuant to clause (b) of
Section 7.2.9 of the Credit Agreement.

          (3) The Interest Coverage Ratio at the end of the last Fiscal Quarter during the period as set forth in clause (c) of Section 7.2.9 of the Credit Agreement was to 1.0, as computed on Attachment 3 hereto, which is [more] [less] than 3:00 to 1, the minimum Interest Coverage Ratio for such period required pursuant to clause (c) of Section 7.2.9.

                          IN WITNESS WHEREOF, the undersigned has caused this
               Compliance Certificate to be delivered by its chief financial Authorized Officer this ____ day of __________, [19][20]__.



                                          MOORE CORPORATION LIMITED



                                          By:_______________________
                                           Title:

                                                             Attachment 1
                                                             (to __ __ __
                                                        Compliance Certificate)


                                    NET WORTH
                             As of ___________, ____

                                Computation Date


 A.  the amount of the capital stock accounts
     (net of treasury stock, at cost) ........................  $_________

 B.  the surplus in retained earnings of the Parent and its
     consolidated Subsidiaries as determined in accordance
     with GAAP ...............................................  $_________

 C.  Net Worth:
     Item A plus (or minus in the case of a deficit) Item B...  $_________














                                      1-1

                                                             Attachment 2
                                                             (to __ __ __
                                                        Compliance Certificate)

                                 LEVERAGE RATIO

                             As of ___________, ____
                                Computation Date


A.  Debt outstanding as of Computation Date:
    ---------------------------------------

         (1) all obligations of such Person for borrowed
     money and all obligations of such Person evidenced by
     bonds, debentures, notes or other similar instruments .......   $
                                                                      ---------

         (2) all obligations, contingent or otherwise,
     relative to the face amount of all letters of credit,
     whether or not drawn, and banker's acceptances issued
     for the account of such Person ..............................   $
                                                                      ---------

         (3) all obligations of such Person as lessee under
     leases which have been or should be, in accordance with
     GAAP, recorded as Capitalized Lease Liabilities .............   $
                                                                      ---------

         (4) Item A(1) + Item A(2) + Item A(3)....................   $
                                                                      ---------

B.   Total Capitalization as of Computation Date:
     --------------------------------------------


         (1) Debt of the Parent and its Subsidiaries on a
     consolidated basis ..........................................   $
                                                                      ---------

         (2) the amount, determined on a consolidated basis,
     in the capital stock account plus (or minus in the case
     of a deficit) the additional paid-in capital and
     retained earnings of the Parent and its Subsidiaries,
     and in any event, net of the value of treasury stock in
     such capital stock account ..................................   $
                                                                      ---------

         (3) Item B(1) + Item B(2)                                   $
                                                                      ---------

C .  Leverage Ratio as of Computation Date:
     --------------------------------------

     Item A(4)/Item B(3) * 100%...................................             %
                                                                      ---------

                                       2-1

                                                             Attachment 3
                                                             (to __ __ __
                                                        Compliance Certificate)

                             INTEREST COVERAGE RATIO

                             As of ___________, ____
                                Computation Date


A. EBITDA for the Fiscal Quarter immediately prior to the Computation Date and the three immediately prior Fiscal
     Quarters:

     Item G of Attachment 4 .....................................  $
                                                                    ------------

B. Interest Expense for the Fiscal Quarter immediately prior to the Computation Date and the three immediately prior Fiscal Quarters:

     Item B(3) of Attachment 4 ..................................  $
                                                                    ------------

C.   Interest Coverage Ratio:

     Item A /Item B .............................................  $
                                                                    ------------





                                       3-1

                                                             Attachment 4
                                                             (to __ __ __
                                                        Compliance Certificate)

                                     EBITDA

                             As of ___________, ____
                                Computation Date

A.   Net Income of the Parent and its Subsidiaries:

     (1) net income of the Parent and its Subsidiaries for
         the Fiscal Quarter immediately prior to the
         Computation Date and the three immediately prior
         Fiscal Quarters on a consolidated basis in
         accordance with GAAP ...................................  $
                                                                    ------------

B. Interest Expense for the Fiscal Quarter immediately prior to the Computation Date and the three immediately prior Fiscal Quarters:

     (1) the aggregate consolidated interest expense (net of
         interest income) of the Parent and its Subsidiaries
         during such period, after giving effect to all
         payments made and received in respect of Hedging
         Obligations, all as determined in accordance with
         GAAP ...................................................  $
                                                                    ------------

     (2) any non-cash charges during such period included in
         interest expense in accordance with GAAP,
         including, without limitation, restructuring and
         realignment charges ....................................  $
                                                                    ------------

     (3) Item B(1) - Item B (2) .................................  $
                                                                    ------------

C.   income tax expense .........................................  $
                                                                    ------------
D.   depreciation ...............................................  $
                                                                    ------------

E.   amortization (including amortization of deferred
     financing fees) ............................................  $
                                                                    ------------

F.   the $615,000,000 pre-tax restructuring charge relating
     to the restructuring program announced in July 1998 by
     the Parent .................................................  $
                                                                    ------------

G.   EBITDA:

     the sum of Items A(1), B(3), C, D, E and F .................  $
                                                                    ------------


                                       4-1

                 FORM OF MNAI FINANCIAL STATEMENTS CERTIFICATION

     This certificate is delivered pursuant to clause c of Section 7.1.1 of the Amended and Restated Credit Agreement, dated as of August 5, 1999 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FRDK, Inc., a New York corporation (the "Borrower") Moore Corporation Limited, an Ontario corporation (the "Parent") and a Guarantor, certain Subsidiaries of the Parent, as Subsidiary Guarantors, the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), as agent (the "Agent") for the Lenders. Unless otherwise defined herein, terms used herein and in the Attachments hereto are used with the meanings provided therefor in the Credit Agreement.

     The undersigned, the chief financial officer of MNAI, hereby certifies, to the best of [his/her] knowledge that the enclosed financial statements of MNAI have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of MNAI and its Subsidiaries as at the date thereof and the result of their operations for the period then ended [subject, in each case, to normal year-end audit adjustments], in accordance with GAAP.

     IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be delivered by its chief financial officer this _________ day of _________, [19][20]__.


                                              MOORE NORTH AMERICA INC.

                                              By:
                                                 -------------------------------
                                                 Title:



                                      5-1